EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 17, 2006 on the May 31, 2006 financial statements of Advanced Media Training, Inc. in the Registration Statement on Form 10-SB.


/s/ Farber Hass Hurley & McEwen LLP
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Camarillo, California
May 29, 2007